UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2026

Solid Biosciences Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38360	90-0943402
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Rutherford Avenue
Charlestown, Massachusetts		02129
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 337-4680

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.001 par value per share	SLDB	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On March 11, 2026, Solid Biosciences Inc. (the “Company”) made available an updated corporate presentation on its website.

The information provided under Item 7.01 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01 Other Events.

SGT-003

Interim Clinical Update for INSPIRE DUCHENNE

On March 11, 2026, the Company announced positive new interim data from its Phase 1/2 INSPIRE DUCHENNE clinical trial, a Phase 1/2 first-in-human, open-label, single-dose, multicenter trial designed to evaluate the safety, tolerability and efficacy of SGT-003 in pediatric participants with Duchenne muscular dystrophy (“Duchenne”) at a dose level of 1E14vg/kg. SGT-003 is administered as a one-time intravenous infusion.

The interim clinical data reported is as of a February 23, 2026, data cutoff date. SGT-003 has been generally well tolerated in the 40 participants dosed as of March 11, 2026. The safety and tolerability profile observed in the INSPIRE DUCHENNE trial continued to be promising; SGT-003 is administered using a low-burden, steroid-only prophylactic immunomodulation regimen. The clinical trial is being conducted at 15 clinical sites across the United States, Canada, Italy and the United Kingdom and participant dosing remains ongoing.

Microdystrophin transduction and expression levels, beta-sarcoglycan localization and neuronal nitric oxide synthase (“nNOS”) activity were evaluated by biopsy in 20 participants (ages 1-10 years) at Day 90 and in 3 participants at Day 360 (Table 1 below). Results demonstrated robust mean vector copies per nucleus and microdystrophin expression as well as properly localized and restored beta-sarcoglycan-positive fibers and nNOS activity-positive fibers. Beta-sarcoglycan and nNOS are critical components of the dystrophin-associated protein complex (“DAPC”). In Duchenne, the absence of dystrophin destabilizes the DAPC, triggering a cascade of structural, signaling and metabolic defects that impair muscle integrity. Reconstituting critical components of the DAPC, including beta-sarcoglycan and nNOS, could suggest biologic correlation of SGT-003’s treatment effect. The Company’s microdystrophin construct is the only microdystrophin gene therapy, approved or investigational, that contains the R16/R17 binding domain, which uniquely localizes nNOS to the muscle.

Table 1: 90- and 360-day biopsy results

	Day 90 (n=20 unless noted)	Day 360 (n=3)
Mean vector copies per nucleus	11	12
Mean microdystrophin expression by western blot (%)	60% (n=19)	91%
Mean microdystrophin expression by mass spectroscopy (%)	52% (n=17)	86%
Mean microdystrophin-positive fibers by immunofluorescence (%)	63%	69%
Properly localized and restored beta-sarcoglycan-positive fibers (%)	60%	69%
nNOS activity-positive fibers (%)	35%	33%

Western blot and mass spectrometry baselines were 0% mean normal dystrophin, microdystrophin-positive fibers by immunofluorescence was based on a manual count, as are beta-sarcoglycan and nNOS-positive fibers. These assays are conducted by multiple external vendors; at the time of analysis, one western blot sample and three mass spectrometry samples had not been received.

Additionally, the Company has identified an extensive biomarker panel to comprehensively evaluate treatment effect on muscle integrity. Collectively, these observed biomarker improvements at Day 90 and Day 360 suggest improved muscle fiber health and stability, reduced ongoing muscle damage, and an interruption of the chronic degeneration/regeneration cycle that is characteristic of Duchenne.

In particular, embryonic myosin heavy chain (“eMHC”) is an informative predictor of disease progression. eMHC is typically expressed during fetal development but is also expressed when muscle satellite cells differentiate into muscle fibers, which in Duchenne occurs in response to muscle fiber damage. In the absence of functional dystrophin, newly generated muscle fibers also fail, leading to continued but ultimately futile satellite cell activation. A mean 44% observed reduction in eMHC-positive fibers seen at Day 90 (n=20) suggests that SGT-003 treatment has potentially disrupted this chronic and futile degeneration-regeneration cycle, stabilizing muscle fibers and preserving the reservoir of satellite cells.

Table 2: Improvements in multiple biomarkers of muscle integrity observed at Day 90 and Day 360

Serum Biomarkers	Day 90 Mean Reductions (n=24 unless noted)	Day 360 Mean Reductions (n=7 unless noted)
Serum creatine kinase (“CK”)	38%	37%
Serum alanine transaminase (“ALT”)	43%	27%
Serum aspartate aminotransferase (“AST”)	30%	32%
Serum lactate dehydrogenase (“LDH”)	46% (n=21)	38% (n=6)
Serum titin	22% (n=11)	25% (n=2)
Certain data from a subset of participants were not available at the time of analysis.

While cardiac assessments were initially included as safety evaluations, stabilization-to-improvement in systolic function continues to be observed as of the data cutoff date, as measured by left ventricular ejection fraction (“LVEF”). Observed improvements were driven largely by participants with low-normal baseline LVEF (defined as ≤ 60%). Cardiomyopathy is a leading cause of death in Duchenne, with 25% of individuals displaying evidence of cardiomyopathy by six years of age, increasing to 59% by 10 years of age.

Regulatory Status

As announced on February 9, 2026, the Company has reached alignment with the U.S. Food and Drug Administration (“FDA”) on the overall study design for the Company’s randomized, double-blind, placebo-controlled Phase 3 clinical trial of SGT-003, IMPACT DUCHENNE. The FDA agreed that the trial design was reasonable including: the patient population of ambulant participants 7 to <12 years of age, the primary endpoint of change from baseline in Time to Rise (“TTR”) velocity from supine position evaluated at 18 months and other key secondary endpoints. Participant screening is underway and the Company anticipates dosing the first participant in the IMPACT DUCHENNE trial in the first quarter of 2026.

The Company plans to have additional meetings with the FDA in the first half of 2026 to receive guidance on a potential accelerated approval pathway for SGT-003 and expects to provide additional regulatory and clinical updates mid-2026.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding future expectations, plans and prospects for the Company; the ability to successfully achieve and execute on the Company’s goals, priorities and key milestones; strategies and expectations for the Company’s SGT-003, SGT-212, SGT-501 and SGT-601 programs; expectations for planned enrollment, dosing, planned regulatory interactions and the potential approval pathways for the Company’s clinical trials and product candidates; and other statements containing the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “would,” “working” and similar expressions. Any forward-looking statements are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in, or implied by, such forward-looking statements. These risks and uncertainties include, but are not limited to: risks associated with the Company’s ability to advance SGT-003, SGT-212, SGT-501, SGT-601 and other preclinical programs, capsid libraries and other enabling technologies on the timelines expected or at all; obtain and maintain necessary approvals from the FDA and other regulatory authorities; replicate in clinical trials positive results found in preclinical studies and early-stage clinical trials of the company’s product candidates; manufacture sufficient quantities of the Company’s drug product in a timely manner and maintain adequate supply to support the Company’s clinical development and potential commercialization; obtain, maintain or protect intellectual property rights related to its product candidates; replicate preliminary or interim data from clinicals trials in the final data of such trials; compete successfully with other companies that are seeking to develop Duchenne, FA, CPVT and other neuromuscular and cardiac treatments and gene therapies; manage expenses; and raise the substantial additional capital needed, on the timeline necessary, to continue development of SGT-003, SGT-212, SGT-501, SGT-601 and other candidates; achieve its other business objectives and continue as a going concern. For a discussion of other risks and uncertainties, and other important factors, any of which could cause the Company’s actual results to differ from those contained in the forward-looking statements, see the “Risk Factors” section, as well as discussions of potential risks, uncertainties and other important factors, in the Company’s most recent filings with the SEC. In addition, the forward-looking statements included in this Current Report on Form 8-K represent the Company’s views as of the date hereof and should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof. The Company anticipates that subsequent events and developments will cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLID BIOSCIENCES INC.

Date:	March 11, 2026	By:	/s/ Alexander Cumbo
		Name Title	Alexander Cumbo Chief Executive Officer